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                                                               EXHIBIT 10.13

                               Amendment No. 2 to
                      Alco Health Distribution Corporation
                           Partners Stock Option Plan


                                                       Dated: ____________, 1995

Background

                 On December 11, 1990, the Board of Directors of AmeriSource Health Corporation, formerly know as Alco Health Distribution Corporation (the "Company") adopted the Alco Health Distribution Corporation Partners Stock Option Plan (the "Partners Plan") to enable certain members of the management of
the Company to participate in the equity ownership of the Company.   Amendment
No. 1 to the Partners Plan ("Amendment No. 1"), which was adopted by the Board of Directors on February 19, 1992 and approved by stockholders on April 7, 1992, provided for, among other things, disinterested administration of the Partners Plan after the Company registers its Class A Common Stock, par value $0.01 per share, under Section 12 of the Securities Exchange Act of 1934, as amended. The Partners Plan as amended by Amendment No. 1 is referred to herein as the "Existing Plan." The Company's Board of Directors now wishes to make certain modifications to and amendments of the Existing Plan ("Amendment No. 2"), as follows:


         Section 1. Defined Terms; References. Unless otherwise defined in this Amendment No. 2, terms defined in the Existing Plan are used herein as defined in the Existing Plan. All references to sections in this Amendment No. 2 shall refer to sections in the Existing Plan, unless otherwise indicated.

         Section 2. Amendments to Existing Plan. The Existing Plan is hereby amended by deleting all references to "Alco Health Distribution Corporation" in the Existing Plan (except with respect to Section 2(e) which shall be modified in accordance with Section 3 of this Amendment No. 2) and substituting in its stead the name "AmeriSource Health Corporation"

         Section 3. Amendments to Section 2 of the Existing Plan. Section 2 of the Existing Plan is hereby amended by deleting the definition of "Company" set forth in Section 2(e) in its entirety and inserting the following in its stead:

                                  "e.  "Company" means AmeriSource Health
                                  Corporation, formerly named Alco Health
                                  Distribution Corporation."

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         Section 4.       Amendments to Section 7 of the Existing Plan.  Section
 7 of the Existing Plan is hereby amended by:

                          a.       deleting the text set forth in Section 7(f)
in its entirety and inserting the following in its stead:

                                  "(f) Mandatory Holding Period After Exercise. Intentionally Omitted."

                          b.       deleting the text set forth in Section 7(h)
in its entirety and inserting the following in its stead:

                                  "(h)  Calculation of Fair Market Value.
                                  Intentionally Omitted."



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